Exhibit 10.21

EXECUTION COPY

Certain identified information marked with “[***]” has been omitted from this document because it is both (i) not material and (ii) the type that the registrant treats as private or confidential.

STOCK PURCHASE AGREEMENT

This Stock Purchase Agreement (this “Agreement”) is made as of August 28, 2020 (the “Effective Date”) by and between Mondee Merger Sub, Inc., a Delaware corporation (the “Company”), and Mondee, Inc. (the “Purchaser”).

In consideration of the mutual covenants and representations set forth below, the Company and the Purchaser agree as follows:

1.Purchase and Sale of the Shares.  The Company hereby issues and sells to the Purchaser, and the Purchaser hereby purchases from the Company, subject to the terms and conditions set forth in this Agreement, [***] share of the Company’s Common Stock (the “Shares”) at a price of [***] per share (the “Purchase Price”), for an aggregate purchase price of [***].  The aggregate purchase price for the Shares shall be paid by the Purchaser by a check payable to the order of the Company or such other method as may be acceptable to the Company.

2.Legends.  Any certificate representing Shares shall bear legends substantially in the following form (in addition to, or in combination with, any legend required by applicable federal and state securities laws and agreements relating to the transfer and/or voting of the Company’s securities):

“The securities represented by this certificate, and the transfer thereof, are subject to the restriction on transfer provisions of the Bylaws of the Company, a copy of which is on file in, and may be examined at, the principal office of the Company.”

3.Investment Representations.  The Purchaser represents, warrants and covenants as follows:

(a)The Purchaser is purchasing the Shares for the Purchaser’s own account for investment only, and not with a view to, or for sale in connection with, any distribution of the Shares in violation of the Securities Act, or any rule or regulation under the Securities Act.

(b)The Purchaser has had such opportunity as the Purchaser deems adequate to obtain from representatives of the Company such information as is necessary to permit the Purchaser to evaluate the merits and risks of the Purchaser’s investment in the Company.

(c)The Purchaser has sufficient experience in business, financial and investment matters to be able to evaluate the risks involved in the purchase of the Shares and to make an informed investment decision with respect to such purchase.

(d)The Purchaser can afford a complete loss of the value of the Shares and is able to bear the economic risk of holding such Shares for an indefinite period.

(e)The Purchaser acknowledges that the Company has encouraged the Purchaser to consult the Purchaser’s own advisor to determine the tax consequences of acquiring the Shares at this time.

(f)The Purchaser acknowledges that the Shares shall be subject to the Company’s right of first refusal and the market stand-off (sometimes referred to as the “lock-up”), as set forth in this Agreement.

(g)The Purchaser understands that (i) the Shares have not been registered under the Securities Act and are “restricted securities” within the meaning of Rule 144 under the Securities Act, (ii) the Shares cannot be sold, transferred or otherwise disposed of unless they are subsequently registered under the Securities Act or an exemption from registration is then available; (iii) in any event, the exemption from registration under Rule 144 will not be available for at least six months or one year (depending on whether the Company is subject to the reporting obligations of the Securities Exchange Act of 1934, as amended) and even then will not be available unless applicable terms and conditions of Rule 144 are complied with; and (iv) there is now no registration statement on file with the Securities and Exchange Commission with respect to any stock of the Company and the Company has no obligation or current intention to register the Shares under the Securities Act.

4.Withholding Taxes.  The Purchaser acknowledges and agrees that the Company has the right to deduct from payments of any kind otherwise due to the Purchaser any federal, state or local taxes of any kind required by law to be withheld with respect to the purchase of the Shares by the Purchaser.  The Purchaser has reviewed with the Purchaser’s own tax advisors the federal, state, local and foreign tax consequences of this investment and the transactions contemplated by this Agreement.  The Purchaser is relying solely on such advisors and not on any statements or representations of the Company or any of its agents.  The Purchaser understands that the Purchaser (and not the Company) shall be responsible for the Purchaser’s own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement.

5.Miscellaneous.

(a)Severability.  The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, and each other provision of this Agreement shall be severable and enforceable to the extent permitted by law.

(b)Waiver.  Any provision for the benefit of the Company contained in this Agreement may be waived, either generally or in any particular instance, by the Board of Directors of the Company.

(c)Binding Effect.  This Agreement shall be binding upon and inure to the benefit of the Company and the Purchaser and their respective heirs, executors, administrators, legal representatives, successors and assigns, subject to the restrictions on transfer set forth in Section 2 of this Agreement.

(d)Notice. All notices required or permitted hereunder shall be in writing and deemed effectively given upon personal delivery or five days after deposit in the United States Post Office, by registered or certified mail, postage prepaid, addressed to the other party hereto at the address shown beneath his or its respective signature to this Agreement, or at such other address or addresses as either party shall designate to the other in accordance with this Section 6(d).  Notwithstanding the foregoing, notices with respect to the shares shall be provided in accordance with the Company’s Bylaws.

(e)Pronouns.  Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice versa.

(f)Entire Agreement; Governing Law.  This Agreement constitutes the entire agreement between the Company and the Purchaser with respect to the subject matter hereof and supersedes in their entirety all prior undertakings and agreements of the Company and the Purchaser with respect to the subject matter hereof, and this Agreement may not be modified adversely to the Purchaser’s interest except by means of a writing signed by the Company and Purchaser.  This Agreement shall be governed by and construed in accordance with the laws of Delaware (without reference to the conflict of law provisions).

(g)Amendment.  This Agreement may be amended or modified only by a written instrument executed by both the Company and the Purchaser.

(h)Purchaser’s Acknowledgments.  The Purchaser acknowledges that the Purchaser: (i) has read this Agreement; (ii) has been represented in the preparation, negotiation, and execution of this Agreement by legal counsel of the Purchaser’s own choice or has voluntarily declined to seek such counsel; (iii) understands the terms and consequences of this Agreement; and (iv) is fully aware of the legal and binding effect of this Agreement.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties have entered into this Agreement as of the date first set forth above.

COMPANY:

MONDEE MERGER SUB, INC.

By:	/s/ Prasad Gundumogula
Name:	Prasad Gundumogula
Title:	CEO

PURCHASER:

MONDEE, INC.

By:	/s/ Prasad Gundumogula
Name:	Prasad Gundumogula
Title:	CEO

Mailing Address for Notice:

951 Mariners Island Blvd.
Suite 130
San Mateo, CA 94404

Mondee Merger Sub, Inc.

Stock Purchase Agreement

- Signature Page -